Exhibit 99.1

PRESS RELEASE                                                                                     FOR IMMEDIATE RELEASE

DATE: October 7, 2009

CONTACT:  Chad Daffer or Andy Grier at (800) 283-2357

AMERICA FIRST TAX EXEMPT INVESTORS, L.P. ANNOUNCES PRICING OF PUBLIC OFFERING OF SHARES

REPRESENTING ASSIGNED LIMITED PARTNERSHIP INTERESTS

Omaha, NE — October 7, 2009 — America First Tax Exempt Investors, L.P. (Nasdaq: ATAX) announced the pricing of an underwritten public offering of 4,200,000 shares representing assigned limited partnership interests at $5.05 per share, raising approximately $19,950,000 in net proceeds for the Company after payment of underwriting discounts and commissions.  The Company has granted the underwriters a 30-day option to purchase up to 630,000 additional shares at the same price per share in order to cover over-allotments, if any.  The offering was made pursuant to a shelf registration statement filed with the Securities and Exchange Commission and is expected to close on October 13, 2009, subject to the satisfaction of customary closing conditions.

The lead book-running manager for the offering is Deutsche Bank Securities Inc. and the co-managers are RBC Capital Markets Corporation and Oppenheimer & Co. Inc.

The Company expects to use the net proceeds from the offering to acquire additional tax-exempt revenue bonds and other investments meeting its investment criteria and for general working capital needs.

The offering may be made only by means of a prospectus and a related prospectus supplement, copies of which may be obtained when available from any of the following:

Deutsche Bank Securities Inc.
Atten: Prospectus Department
100 Plaza One
Jersey City, NJ  07311
Telephone: (800) 503-4611
e-mail at prospectusrequest@list.db.com

RBC Capital Markets Corporation
Attn: Equity Syndicate
Three World Financial Center
200 Vesey Street
8th Floor
New York, NY  10281
Telephone: (212) 428-6670, or

Oppenheimer & Co. Inc.
Attn: Syndicate Prospectus Department
300 Madison Ave.
5th Floor
New York, NY 10017
Telephone: (212) 667-8563
e-mail at equityprospectus@opco.com

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities nor will there be any sale of the shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

About America First Tax Exempt Investors, L.P.

America First Tax Exempt Investors, L.P. was formed for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of federally tax-exempt mortgage revenue bonds which have been issued to provide construction and/or permanent financing of multifamily residential apartments.  The Company is pursuing a business strategy of acquiring additional tax-exempt mortgage revenue bonds on a leveraged basis in order to: (i) increase the amount of tax-exempt interest available for distribution to its investors; (ii) reduce risk through asset diversification and interest rate hedging; and (iii) achieve economies of scale.  The Company seeks to achieve its investment growth strategy by investing in additional tax-exempt mortgage revenue bonds and related investments, taking advantage of attractive financing structures available in the tax-exempt securities market and entering into interest rate risk management instruments.

Safe Harbor Statement

Information contained in this press release contains “forward-looking statements,” including statements related to the offering and the expected use of the net proceeds, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially.  These risks and uncertainties include, but are not limited to, risks involving current maturities of our financing arrangements and our ability to renew or refinance such maturities, fluctuations in short-term interest rates, collateral valuations, bond investment valuations and the overall negative economic and credit market conditions.  For a further list and description of such risks, see the reports and other filings made by the Company with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008 and its Quarterly Reports on Form 10-Q for the three months ended March 31, 2009 and June 30, 2009.  The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.